                                                                   Exhibit 10.10

                              INDEMNITY AGREEMENT

     This Agreement is made as of the 1st day of August, 1999, by and among iPhysician Net Inc., a Delaware company, (the "Company"), and
("Agent").

                                    RECITALS

     1. The Agent has or is currently serving as a Director and/or Officer of the Company and the Company wishes the Agent to continue in such capacity;

     2. The Agent is willing, under certain circumstances, to continue in such capacity provided he/she is indemnified from and against any and all loss, claim or expense, including attorneys' fees, incurred by virtue of the fact that Agent was a Director or Officer of the Company;

     3. In addition to the indemnification to which the Agent is entitled pursuant to the respective Charters or Bylaws of the Company, and as additional consideration for the Agent's service, the Company has furnished at its expense directors and officers liability insurance protecting the Agent in connection with such service;

     4. The Agent has indicated that he/she does not regard in the indemnities available under the Company's Charters or Bylaws and any insurance remaining in effect as adequate to protect him/her against the risks associated with his/her service to the Company;

     NOW THEREFORE, in order to induce the Agent to continue to serve as Director and/or Officer for the Company and in consideration of his/her continued service, the Company hereby agrees to indemnify the Agent as follows:

          a. The Company will pay upon request and on behalf of the Agent or his/her spouse, executors, administrators or assigns, any amount which he/she is or becomes legally obligated to pay because of any claim or claims made against him/her because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, whether or not claimed to be intentional or made in bad faith, which he/she commits or suffers while acting in his/her capacity as a Director and/or
Officer of the Company or solely because of his/her being a Director and/or Officer. This Indemnity Agreement shall cover claims made which relate to acts or failure to act prior to the date hereof including claims pursuant to which litigation has either commenced or been threatened. The payments which the Company will be obligated to make hereunder shall include, all attorneys' fees, damages, judgments, settlements and costs, cost of investigation and costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds.

     b. If a claim under this Agreement is not paid by the Company, or on its behalf, within sixty days after written request has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also all the costs and expenses of prosecuting such claim.

     c. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

     d. Although it is the intent of this Indemnity Agreement to hold Agent harmless from and against any claim, cost or expense, the Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Agent:

          (i) for which payment is actually made to the Agent under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

          (ii) based upon or attributable to the Agent gaining in fact any personal profit or advantage to which he was not legally entitled;

          (iii) for an accounting of profits made from the purchase or sale by the Agent of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law.

     e. This Indemnity Agreement and the obligations of the Company hereunder shall survive and continue to benefit the Agent with respect to any claims made after the date Agent is no longer a Director and/or Officer of the Company regardless of the reason for discharge or termination.

     f. No costs, charges or expenses for which indemnity shall be sought hereunder shall be incurred without the Company's consent, which consent shall not be unreasonably withheld.

     g. The Agent shall give to the Company notice in writing as soon as practicable of any claim made against him/her for which indemnity will or could be sought under this Agreement. Notice to the Company shall be directed to the attention of the Corporate Secretary (or such other address as the Company shall designate in writing to the Agent); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Agent shall give the Company such information and cooperation as it may reasonably require and as shall be within the Agent's power.

          h. Costs and expenses including attorneys' fees incurred by the Agent in defending or investigating any action, suit, proceeding or investigation shall be paid by the Company in advance of the final disposition of such matter, if the Agent shall undertake in writing to prepay any such advances in the event that it is ultimately determined that the Agent is not entitled to indemnification under the terms of this Agreement.

          i. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

          j. Nothing herein shall be deemed to diminish or otherwise restrict the Agent's right to indemnification under any provision of the respective Charters or Bylaws of the Company or under applicable law or available insurance coverage.

          k. This Agreement shall be governed by and construed in accordance with Delaware Law.

          l. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the Agent's spouse, heirs, personal representatives and estate of Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                             COMPANY:


                                             ------------------------

ATTEST:                                      By
          -----------------------            ------------------------

                                             Its
                                             ------------------------

                                             AGENT:

                                             ------------------------